EXHIBIT 1

         The undersigned hereby agree that this Amendment to the Schedule 13D filed by us with respect to the Common Stock of IVAX Corporation is filed on behalf of each of us.


                                      /s/ Phillip Frost, M.D.
Date: August 20, 1996                 Phillip Frost, M.D.


                                      FROST-NEVADA, LIMITED
                                      PARTNERSHIP


                                      *
Date: August 20, 1996                 Neil Flanzraich
                                      President of Frost-Nevada Corporation,
                                      General Partner


                                      FROST-NEVADA CORPORATION


                                      *
Date: August 20, 1996                 Neil Flanzraich
                                      President



Date: August 20, 1996                  /s/ Patricia Frost
                                       Patricia Frost

*By/s/ Phillip Frost, M.D.
         Phillip Frost, M.D.
         (Attorney-in-fact pursuant
          to Power of Attorney)


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